Exhibit 16.1

WEINBERG & COMPANY, P.A.
C E R T I F I E D     P U B L I C     A C C O U N T A N T S

January 20, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: THE CYBER GROUP NETWORK CORPORATION
 FILE REF. NO. 0-28153

We have read the statements made by the Cyber Group Network Corporation which were provided to us and which we understand was filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company's Current Report on Form 8-K dated January 19, 2006. We agree with the statements concerning our Firm in such Current Report on Form 8-K.

Very truly yours,

/s/ Weinberg & Company, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

6100 Glades Road • Suite 314 Boca Raton, Florida 33434 Telephone: 561.487.5765 Facsimile: 561.487.5766	1925 Century Park East • Suite 1120 Los Angeles, California 90067 Telephone: 310.601.2200 Facsimile: 310.601.2201 www.cpaweinberg.com	One Pacific Place, Suite 805 88 Queensway, Hong Kong, P.R.C. Telephone: 852-2780-7231 Facsimile: 852-2780-8717